U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-53774

Earth Dragon Resources, Inc.

(Name of Small Business Issuer in its charter)

Nevada	I.R.S. Employer Identification Number
(State or other jurisdiction of	27-4537450
incorporation or formation)

7660-H Fay Avenue, Suite 312
La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (800) 644-1806

Email: mike@earthdragonresources.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Name of Exchange on which
Title of each class	each class is to be registered

Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a small reporting company. See definition of large accelerated filer, accelerated filer and small reporting company in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Small reporting company [X]

ITEM 1. BUSINESS

Corporate History

Earth Dragon Resources, Inc. (“The Company”) was incorporated on October 23, 2007 in the State of Nevada. The Company was originally formed to engage in the business of locating and recovering mineral deposits, reserves and precious metals in the State of Nevada and in Ghana, Tanzania and Quebec. The Company began its initial exploration activities in Southwest Nevada with a claim referred to as the "Mountain Queen Lode Claim."

On February 10, 2012, the Company added a marine division with the acquisition of all of the outstanding capital stock of Project X, Inc., a private Nevada corporation (the "Project X"), for Eight Million Five Hundred Seventy Thousand (8,570,000) restricted shares of our common stock, in exchange for all of the issued and outstanding shares of Project X. Project X was a wholly owned subsidiary of the company, and was formed on June 1, 2011, for the purpose of entering in to a Joint Venture with Deep Marine Salvage Inc., a Nevis Corporation ("DMS"). The purpose of the Joint Venture was to engage in the business of locating and recovering valuable cargo from ships lost throughout the world's oceans.

On May 20, 2011, Project X and DMS entered into a Joint Venture Agreement (the "JV Agreement") to set forth the terms of the parties' agreement to create and operate such Joint Venture (the "JV"). The Joint Venture was formed for the financing and salvage of three (3) World War I shipwrecks, which the Company’s management believed contained cargo consisting of precious metals. The UK government issued three (3) licenses for these wrecks to our Joint Venture partner in December 2011.

On April 27, 2012, the parties entered into a Pledge Agreement whereby 10 million shares of the Company’s common stock was issued to DMS to secure the prompt and complete payment and performance when due by the Project X of the JV funding obligations.

On March 6, 2013, Earth Dragon Resources, Inc. terminated the Joint Venture Agreement and the Pledge Agreement it entered into with DMS. In exchange for Earth Dragon's agreement to cancel the Joint Venture, Earth Dragon received an interest in the cargo recoveries from the three (3) World War I shipwrecks that were the subject of the Joint Venture Agreement, equal to two percent (2%) of the total recoveries, with a total maximum payout to Earth Dragon of $5 million.

Pursuant to the Termination Agreement, the 10,000,000 shares issued to DMS in connection with the Pledge Agreement were cancelled and returned to treasury.

Current Operations

On February 13, 2014, Earth Dragon Resources, Inc. entered into a Share Exchange Agreement with Plasmagenix, Inc., a private California corporation, and its shareholders (the “Agreement”), whereby pursuant to the terms and conditions of the Agreement, the shareholders of PlasmaGenix would acquire Thirteen Million Eight Hundred Thousand (13,800,000) shares of our common stock, in exchange for all of the issued and outstanding shares of PlasmaGenix. PlasmaGenix is now held and operated as the Company’s wholly owned subsidiary.

The Company’s current operations consist solely of supporting the operations of its wholly owned subsidiary, PlasmaGenix, Inc. Plasmagenix, Inc., a wholly owned subsidiary of the Company, is a biologics company based in Inglewood, California. Their three lead products, PlasmaNeu, PlasmaGen, and PlasmaPro, have been used for over a decade to treat chronic, non-healing wounds, prevent amputations in high-risk populations, and for use in assisting in the treatment of peripheral neuropathy associated with HIV and Diabetes.

Company’s Products and Services

The Company, through its wholly owned subsidiary PlasmaGenix, is primarily focused on the development of regenerative therapeutics derived from a patient’s own blood and facilitating access to treatment, particularly in high-risk populations. Its lead products have been used to treat chronic pain, sports-related injuries, non-healing wounds as well as debilitating neurological conditions associated with HIV, diabetes, muscular sclerosis, and Charcot-Marie-Tooth disease. The Company is dedicated to developing and commercializing additional regenerative therapeutics. To date, Plasmagenix’s exclusive technology has successfully treated over 10,000 patients.

PlasmaNeu

PlasmaNeu is platelet derived neurogenic growth factors that act on regenerating peripheral nerves. PlasmaNeu is indicated for peripheral nerve conditions such as HIV-Associated Peripheral Neuropathy and Diabetic Neuropathy.

PlasmaGen

PlasmaGen is a platelet-rich fibrin matrix combined with a collagen microscaffold that is applied topically to a chronic non-healing wound. When used as a wound optimizer, PlasmaGen can enhance angiogenesis and epithelialization prior to the application of autologous dermal cells.

PlasmaPro

PlasmaPro is a unique mixture of platelet rich as well as platelet poor plasma combined with a platelet aggregator to amplify the release of various growth factors. Peri-wound injections of PlasmaPro are used in wound optimization to facilitate and augment angiogenesis as well as epithelialization.

Industry Overview

The regenerative medicine industry represents a vast network of interdisciplinary companies working in biology, chemistry, and physical sciences. The Alliance for Regenerative Medicine (ARM) estimates that there are more than 700 companies with a regenerative medicine focus ranging from divisions of multinational corporations to smaller organizations focused solely on the sector.

A significant number of regenerative medicine products are already commercially and clinically successful. It is estimated by ARM that in 2012 cell therapy products distributed by biotherapy companies generated over $900 million with 160,000 patients receiving treatments. These numbers are expected to grow exponentially as new treatments and products continue to be approved.

Government Regulation:

Regulation by governmental authorities in the United States and other countries is a significant factor in the development, manufacture, commercialization and reimbursement of our products and services. Virtually all of the products we develop will require marketing approval, or licensure, by governmental agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures of the U.S. Food and Drug Administration, or FDA, and similar regulatory authorities in other countries. Various governmental statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage and record keeping related to such products and their marketing. State, local and other authorities may also regulate pharmaceutical manufacturing facilities. The process of obtaining these approvals and the subsequent compliance with appropriate statutes and regulations require the expenditure of substantial time and money, and there can be no guarantee that approvals will be granted.

Privacy Law

Federal and state laws govern our ability to obtain and, in some cases, to use and disclose data we need to conduct research activities. Through the Health Insurance Portability and Accountability Act of 1996, or HIPAA, Congress required the Department of Health and Human Services to issue a series of regulations establishing standards for the electronic transmission of certain health information. Among these regulations were standards for the privacy of individually identifiable health information. Most health care providers were required to comply with the Privacy Rule as of April 14, 2003.

HIPAA does not preempt, or override, state privacy laws that provide even more protection for individuals' health information. These laws' requirements could further complicate our ability to obtain necessary research data from our collaborators. In addition, certain state privacy and genetic testing laws may directly regulate our research activities, affecting the manner in which we use and disclose individuals' health information, potentially increasing our cost of doing business, and exposing us to liability claims. In addition, patients and research collaborators may have contractual rights that further limit our ability to use and disclose individually identifiable health information. Claims that we have violated individuals' privacy rights or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

Other Regulations

In addition to privacy law requirements and regulations enforced by the FDA, we also are subject to various local, state and federal laws and regulations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including chemicals, micro-organisms and various radioactive compounds used in connection with our research and development activities. These laws include, but are not limited to, the Occupational Safety and Health Act, the Toxic Test Substances Control Act and the Resource Conservation and Recovery Act. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by state and federal regulations, we cannot assure you that accidental contamination or injury to employees and third parties from these materials will not occur. We may not have adequate insurance to cover claims arising from our use and disposal of these hazardous substances.

Competition

Our industry is subject to rapid and intense technological change. We face, and will continue to face, intense competition from pharmaceutical, biopharmaceutical and biotechnology companies, as well as numerous academic and research institutions and governmental agencies engaged in drug discovery activities or funding, both in the U.S. and abroad. Some of these competitors are pursuing the development of drugs and other therapies that target the same diseases and conditions that we target in our commercial, clinical and preclinical programs.

Many of the companies competing against us have financial and other resources substantially greater than our own. In addition, many of our competitors have significantly greater experience in testing pharmaceutical and other therapeutic products, obtaining FDA and other regulatory approvals of products, and marketing and selling those products. Accordingly, our competitors may succeed more rapidly than we will in obtaining FDA approval for products and achieving widespread market acceptance. If we obtain necessary regulatory approval and commence significant commercial sales of our products, we will also be competing with respect to manufacturing efficiency and marketing capabilities, areas in which we have limited or no commercial-scale experience.

Reports to Security Holders.

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
(d) the date on which such issuer is deemed to be a large accelerated filer, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto..

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 1A. RISK FACTORS

Risks Related to our Company

Our generating minimal revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

For the twelve months ending May 31, 2015, we have generated minimal revenues and incurred a loss of ($26,035). As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than two years of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $25,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Risks Related to our Business

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

  a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

  an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

  an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

  an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

  an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

  reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,

-	the first fiscal year after our annual gross revenues are $1 billion or more,

-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Our lack of history within our industry makes evaluating our business difficult.

We have a limited operating history within our industry and we may not sustain profitability in the future.

To sustain profitability, we must:

-	develop and identify new clients in need of our products;

-	compete with larger, more established competitors in pharmaceutical, nutraceutical and biologic industry

-	maintain and enhance our brand recognition; and

-	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history within our industry makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

Our product will remain subject to ongoing regulatory review and if we fail to comply with continuing regulations, the sale of any of our approved commercial products could be suspended.

The manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, and record keeping related to our products will remain subject to extensive regulatory requirements. If we fail to comply with the regulatory requirements of the FDA and other applicable domestic and foreign regulatory authorities or discover any previously unknown problems with any approved product, manufacturer, or manufacturing process, we could be subject to administrative or judicially imposed sanctions, including:

●	restrictions on the products, manufacturers, or manufacturing processes;

●	warning letters;

●	civil or criminal penalties;

●	fines;

●	injunctions;

●	product seizures or detentions;

●	pressure to initiate voluntary product recalls;

●	suspension or withdrawal of regulatory approvals; and

●	refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

Our industry is highly competitive, and our products may become obsolete.

We are engaged in a rapidly evolving field. Competition from other pharmaceutical companies, nutraceutical companies, biotechnology companies and research and academic institutions is intense and likely to increase. Many of those companies and institutions have substantially greater financial, technical and human resources than we do. Those companies and institutions also have substantially greater experience in developing products, conducting clinical trials, obtaining regulatory approval and in manufacturing and marketing pharmaceutical products. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. We are aware of potential competitors developing products similar to ours. Our competitors may succeed in developing products that are more effective and/or cost competitive than our current products, that would render our products less competitive or even obsolete.

Expanding our product offerings or number of offices may not be profitable.

We may choose to develop new products to offer. Developing new products involves inherent risks, including:

-	our inability to estimate demand for the new offerings;

-	competition from more established market participants;

-	a lack of market understanding.

In addition, expanding into new geographic areas and/or expanding current products offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

If we are unable to establish suitable sales and marketing capabilities to market and sell our products, we may become profitable

In order to market and sell our products, we currently intend to build and develop our own sales, marketing and distribution operations in the United States, Canada and Europe. Although our management team has previous experience with such efforts, there can be no assurance that we will be successful in building these operations. If we are unable to establish adequate sales, marketing and distribution capabilities, we may not be able to become profitable. We will also be competing with many companies that currently have extensive and well-funded sales and marketing operations. If any of our product candidates are approved, we may be unable to compete successfully against these more established companies.

We rely completely on third-party suppliers to manufacture our clinical drug supplies for our product candidates, and we intend to rely on third parties to produce non-clinical, clinical and commercial supplies of any future product candidate.

We do not currently have, nor do we plan to acquire, the infrastructure or capability to internally manufacture our products, or any future product candidates. We lack the internal resources and the capability to manufacture any products on a commercial scale. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured products ourselves Although we are primarily responsible for regulatory compliance with respect to the manufacture of our products, we rely on the third party for regulatory compliance and quality assurance activities. The possibility of breach of the manufacturing agreement by the third party because of factors beyond our control and the possibility of termination or nonrenewal of the agreement by the third party, based on its own business priorities, at a time that could be costly or damaging to us. In addition, although we are not in control of the day to day activities of our third-party manufacturers, we are nonetheless responsible for ensuring that our products are manufactured according to applicable domestic or foreign standards.

Risks Related to the Market for our Stock

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of additional shares of of common stock.   The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acuiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Supreme from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

	May 31,	May 31,
	2015	2014
Assets
Current Assets
Cash	$6,295	$(32)
Inventory	7,782	-
Prepaid expenses	—	8,000
Total Current Assets	14,077	7,968
	$14,077	$7,968
Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable	$103	$-
Due to related parties	90,000	73,960
Notes payable-Current	26,980	26,980
Total Current Liabilities	117,083	100,939
Long-term debt, net (Note 6)	23,481	23,481
Total liabilities	140,564	124,420
Shareholders’ deficit (Notes 10-12)
Common stock, $.0001 par value; 2,850,000,000 shares authorized,
25,948,960 and 25,648,960 for 2015 and 2014 respectively	3,595	2,565
Additional paid-in capital	751,619	736,649
Deficit accumulated during the exploration stage	(881,701)	(855,666)
Total shareholder’s equity	(126,487)	(116,452)
	$14,077	$7,968

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We are an emerging growth company (EGC) that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies section above).

Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through the successful development and commercialization of the regenerative therapeutic products produced by our wholly-owned subsidiary, PlasmaGenix. We expect sales of our products to increase as we achieve greater market penetration. We believe these products have the greatest long-term potential for revenue and profitability, and we expect to focus our management and financial resources principally on them.

We also plan to expand our product offerings by developing and commercializing additional regenerative therapeutics.

We have incurred annual operating losses and expect to incur substantial operating losses in the future in connection with the development of our products. These conditions raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, successfully develop and market our products, and ultimately, achieve profitable operations.

We may decide to seek additional financing through public or private issuance of equity or through the debt market. However, there can be no assurance that additional financing or partnering revenues will be available to us in the future or on terms that will be acceptable to us.

Results of Operations:

Revenues

For the year ended May 31, 2015, we generated revenues of $40,533. For the year ended May 31, 2014, we generated no revenues.

Operating Expenses

Total operating expenses for the 12 months ended May 31, 2015 were $45,963. We incurred no operating expenses for the year ended May 31, 2014.

Net Loss

For the year ended May 31, 2014 and the year ended May 31, 2015, we incurred a net loss of $24,123 and $26,035 respectively. The losses incurred were primarily due to operating expenses as well as losses from discontinued operations.

Capital and Source of Liquidity

We have no material commitments for capital expenditures.  We have no plans for future capital expenditures at this time.

The Company has suffered a loss from operations and has negative cash flows from operations, and in all likelihood will be required to make significant future expenditures in connection with marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions or related parties. By doing so, the Company hopes to generate sufficient capital to execute its business plan of licensing songs to the television and music industry for use in television shows or movies on an ongoing basis. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

Future revenues from the sale of our productswill determine the amount of additional financing necessary to continue operations.

The board of directors has no immediate offering plans in place.  The board of directors shall determine the amount and type of financing as our financial situation dictates.

 Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

We considered the quality and variability of information regarding the financial condition and operating performance that may have changed in the past and may change in the future that may have a material effect, and have quantified them where possible.  Specifically, we considered risk of variability with changes in contract that may affect the recognition of income and also the possibility of changes in the tax code that may affect the long term rates of return.

 Off Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Burden of SEC Reporting Requirements

We have chosen to become a "reporting company" and hereafter we will be subject to the information and reporting requirements of the Securities Exchange Act of 1934.

Accordingly, we will be obligated to file a Form 10-K with audited financial statements annually, a Form 10-Q with unaudited financial statements quarterly and other reports with the Securities and Exchange Commission that are both costly and time consuming. These filings will place additional burdens on us, both financially and with regard to the demands on the time of our executive officers.  If we cease filing these reports, our common stock would no longer be eligible for quotation on the Over-the-Counter Bulletin Board, and/or OTCQB, which could reduce the value and liquidity of your investment in our shares.  If we are not required under Section 12(g) or otherwise to be a mandatory Exchange Act filer because of the fact that we have less than 500 shareholders, we intend to continue as a voluntary reporting company, although we would not be subject to the proxy statement or other information requirements of the Securities Exchange Act. In the event that we are unable to establish a base of operations that generates sufficient cash flow or we are unsuccessful in obtaining additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations. If we subsequently decide to cease filing reports, our securities could no longer be quoted on the Over-the-Counter Bulletin Board and/or the OTCQB. This could reduce the value and liquidity of your investment in our shares.

Controls and Procedures

During the years ended May 31, 2015 and May 31, 2014, respectively, there were no changes in our internal controls over financial reporting (as defined in Rule 13a- 15(f) and 15d-15(f) under the Exchange Act) that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Evaluation of Disclosure Controls and Procedures

Our Chief Executive Officer has made an evaluation of the disclosure controls and procedures relating to the financial statements for the twelve months ending May 31, 2015 and has concluded such controls and procedures to be effective as of May 31, 2015 to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and and is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate to allow for timely decisions regarding required disclosure. Management is currently evaluating the current disclosure controls and procedures in place to see where improvements can be made.

ITEM 3. PROPERTIES

The Company’s principal executive offices are located at the address of: 7660-H Fay Avenue, Suite 312 La Jolla, CA 92037. These offices are provided by the officer of the company at no cost.

PlasmaGenix, Inc. maintains its principal office space at 3661 Torrance Blvd., Suit 201, Inglewood, CA 90504. These offices are provided by the officer of the company at no cost

The Company  believes that its current office space will be adequate for the foreseeable future. We have no plans to lease additional space in the next twelve months. Should the Company be required to obtain suitable facilities in the future, it believes it can obtain the required facilities at competitive rates.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name	Amount and Nature of Beneficial Ownership	Percentage of Class

J. Michael Johnson	4,000,000	14.7%
Jason A. Sunstein Family Investments, LLC	4,000,000	14.7%
Plum Grove Investments	7,040,000	25.9%
James Hayes	2,760 000	10.0%

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our directors and executive as of July 31, 2105:

Name	Age	Position(s)

J. Michael Johnson	49	President, CEO, Secretary, Treasurer and Director

J. Michael Johnson, CEO and Director

Mr. Johnson has been President and CEO of Earth Dragon Resources, Inc. since February 2012.  Mr. Johnson holds over 20 years of experience in the public and private capital markets. Mr. Johnson’s financial career began at Fidelity Investments in 1990 in the institutional trading division. For the years of 1994-2005 Mr. Johnson acted as an independent consultant for multiple private and public companies. He assisted management in obtaining institutional investors and analyst coverage to maximize shareholder value. His primary focus has been identifying funding sources, structuring financing and negotiation of the transaction. Mr. Johnson has participated in IPO’s, secondary offerings, debt and equity financings, as well as private placements both on the retail and institutional level. His entry into the public markets began with various broker dealers in both retail and institutional sales. Between the years of 2005 and 2011, Mr. Johnson served as the co-founder of Johnson and West, Inc. which started both Maku Furniture and Eco-Shop which specializes in unique design and eco-friendly furniture manufactured in Indonesia and other brands/products from over 50 companies which are part of the sales channel. He received his Bachelor of Science degree in Economics in 1989 from Fitchburg State University.

Significant Employees.

None.

Family Relationships.

None.

Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

ITEM 6. EXECUTIVE COMPENSATION

Mr. Johnson, our sole officer and director, does not receive any compensation for his services rendered to our company since inception, has not received such compensation in the past other than as described below and is not accruing any compensation pursuant to any agreement with us. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.

There are no current employment agreements between the Company and its executive officer or understandings regarding future compensation.

The following table shows for the period ended May 31, 2015, the compensation awarded (earned) or paid by us to our named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

SUMMARY COMPENSATION TABLE
Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Michael Johnson, President	May. 31, 2015	—	—	-	—	—	—	—	—
May 31, 2015

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We utilize the office space and equipment of our management at no cost.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Board Independence:

We have not:

-	Established our own definition for determining whether our director and nominees for directors are "independent" nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,
-	Established any committees of the Board of Directors.

Given the nature of our company, our limited shareholder base and the current composition of our management, our Board of Directors does not believe that we require any corporate governance committees at this time.

ITEM 8. LEGAL PROCEEDINGS

In the ordinary course of our business, we may be subject to various claims, pending and potential legal actions for damages, investigations relating to governmental laws and regulations and other matters arising out of the normal conduct of our business. Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our common stock.  nor can we give any assurance that one will develop. As of the date hereof, none of our shares of common stock are subject to outstanding options or warrants, nor do we have any outstanding equity that is convertible into shares of our common stock. In addition, as of the date hereof, none of our shares of common stock are eligible to be sold pursuant to Rule 144 of the Securities Act, and we have not granted any registration rights to any of our stockholders. No stock has been authorized for issuance under any equity compensation plans.

As of June 30, 2015, we had 27,151,143 shares of common stock outstanding.

Holders

As of June 30, 2015, the Company had 60 stockholders of record of its common stock. The number of record holders was determined from the records of the Company's transfer agent.

Dividends

We have not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business. The payment of dividends will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payments of dividends present in any of our future debt agreements and other factors our Board of Directors may deem relevant. The payment of dividends will also be subject to the requirements of the Nevada Revised Statutes.

Shares Eligible for Future Sale

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company files a registration statement under the Securities Act.

23,080,002 (85%) of our outstanding shares of our Common Stock are “restricted” shares as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”), and can only be sold or otherwise transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration.

The exemption most commonly relied upon for resales of restricted securities from the registration requirements has been based on the provisions of Rule 144 of the Securities Act. Rule 144 will be available for those shares held for more than one year immediately after the initial filing of this Registration Statement by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

•	On March 10, 2015, the Company issued 300,000 shares of common stock to J.D. Mason Investments Ltd. at and agreed value of $0.05 per share in exchange for consulting services provided to the Company. The shares were issued pursuant to an exemption from registration provided by Section 4(2).

•	On November 20, 2014, the Company issued a $25,000 Convertible Promissory Note (“Note”) to an accredited investor; with a term of one (1) year; interest of twelve percent (12%); and convertible into the Company’s common stock at conversion rate of $0.05 per share. The Note was issued in reliance on the exemptions for sales of securities not involving a public offering.

  On November 10, 2014, the Company issued a $25,000 Convertible Promissory Note to an accredited investor; with a term of one (1) year; interest of twelve percent (12%); and convertible into the Company’s common stock at conversion rate of $0.05 per share. The Note was issued in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

•	On October 15, 2014, the Company issued a $50,000 Convertible Promissory Note to an accredited investor; with a term of one (1) year; interest of twelve percent (12%); and convertible into the Company’s common stock at conversion rate of $0.05 per share. The Note was issued in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

•	On April 1, 2014, the Company issued 13,800,00 shares of common stock to three shareholders, pursuant to a Share Exchange Agreement with the selling shareholders of PlasmaGenix, Inc., a California corporation. The shares were issued in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

•	On March 29, 2014, the Company issued 50,000 shares of common stock at a price of $0.05 per share, pursuant to a share purchase agreement. The shares were was issued in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

•	On February 13, 2014, Earth Dragon Resources, Inc. entered into a Share Exchange Agreement with Plasmagenix, Inc., a private California corporation, and its shareholders in which the Company issued a total of 13,800,000, shares of common stock to the owners of PlasmaGenix. These shares were issued in exchange for all of the issued and outstanding shares of PlasmaGenix. Of the shares issued, 7,040,000 were issued to Plum Gove Investments, 2,760,000 were issued to James Hayes, 2,298,980 shares were issued to John Simmonds and the remaining 1,701,020 shares were issued to Caleb DeRosiers.

  On February 10, 2014, the Company entered into a Management Agreement (the “Management Agreement”) with James Hays, John Simmonds, M.D. and Caleb DesRosiers (collectively, the “Managers”), whereby pursuant to the terms and conditions of the Management Agreement, the Company engaged the Managers to manage PlasmaGenix in exchange for the Managers receiving from the Company an initial annual base salary of up to $70,000.  On the first business day of each calendar quarter, the Managers have the right to convert accrued and unpaid salary into shares of the Company’s common stock, at a price based on the average close sale price of the company’s common stock for the last three (3) trading days of the prior quarter.  The term of engagement, unless terminated earlier in accordance with the provisions of the Management Agreement, is from September 18, 2013 to September 18, 2016.

As part of the Management Agreement and Share Exchange Agreement, the owners of PlasmaGenix were entitled to additional common stock issuances of 13,800,000 and 14,400,000, respectively, based upon certain operational milestones being met. As of February 28, 2015, both operational milestones have been met and the Company will issue the additional 13,800,000 common shares prior to its year end May 31, 2015.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a public offering. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

We are authorized by our Certificate of Incorporation to issue an aggregate of 200,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock") As of of the date of this registration statement, 27,151,143 shares of Common Stock were issued and outstanding. Our Articles of Incorporation do not provide for the issuance of any other class of stock.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

All of our outstanding shares of Common Stock are fully paid and non-assessable.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Under the General Corporation Law of the State of Nevada, a corporation is required to indemnify both the current and former directors or officers of the corporation against expenses actually and reasonably incurred if the particular current or former director or officer seeking indemnification is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that such person was a director or officer of the corporation. In addition, a corporation may indemnify its current or former directors or officers against (i) judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees, in the case of a third-party action, and (ii) expenses, including attorneys’ fees (but not amounts paid in settlement or judgments), in the case of an action by the corporation or a derivative action brought by a stockholder, in each case incurred in any actual or threatened litigation brought by reason of the fact that such person was serving in one of the previously mentioned capacities. In order for an individual to qualify for what is generally referred to as “permissive indemnification,” an appropriate body, such as the board’s disinterested directors, must determine that such individual has met the requisite standard of conduct.

However, the weakness of indemnification, whether required or permitted by statute, is that the current or former director or officer must either prevail in the action or have met the requisite standard of conduct. This means that the director or officer must fund a defense to reach the required result. In recognition of this, Nevada law permits a corporation to advance the expenses incurred by a current or former director or officer in defending third-party or derivative actions without regard to a standard of conduct. As a condition precedent to the advancement of expenses, a corporation is required to obtain from a director or officer to whom expenses are advanced an undertaking to repay any amounts advanced in the event that it is later determined that such person is not entitled to indemnification.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Our financial statements appear on pages F-1 through F-15 of this registration statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

a. Financial Statements

Our financial statements appear beginning on page F-1 of this registration statement.

Exhibits

Exhibit Number	Description
3,1		Certificate of Incorporation*
3.2		By-Laws *
10.1		Share Exchange Agreement*

______________

* Filed herewith

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 29, 2015	Earth Dragon Resources, Inc.

	By:	/s/ J. Michael Johnson
Name: J. Michael Johnson
Title: President

EARTH DRAGON RESOURCES, INC.

AUDIT REPORT

MAY 31, 2015

EARTH DRAGON RESOURCES, INC.

Index to Financial Statements

Page
Report of Independent Accounting Firm...............................................................................................................	F-1
Consolidated Balance Sheets as of May 31, 2015 and 2014...............................................................................	F-2
Consolidated Statements of Operations for the and Years ……………….………………..………….
ended May 31, 2015 and 2014 ………………………………………………………………………………	F-3
Consolidated Statement of Changes in Shareholders' Equity (Deficit) ……………..………………..…………
for the period October 23, 2007 (Inception) to May 31, 2015……………………………………...………	F-4
Consolidated Statements of Cash Flows for the Years ended May 31, 2015 and 2014………………………	F-5
Notes to Financial Statements...............................................................................................................................	F-6

KBT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders Earth Dragon Resources, Inc.:

I have audited the accompanying balance sheets of Earth Dragon Resources, Inc. (the “Company”) as of May 31, 2015 and May 31, 2014, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. I was not engaged to perform an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Earth Dragon Resources, Inc. as of May 31, 2015 and May 31, 2014, and the results of its operations and cash flows the years ended in conformity with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations the past three years. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/K.Brice Toussaint

K.Brice Toussaint MBA, CPA

Dallas, TX

September 21, 2015

 EARTH DRAGON RESOURCES, INC.

Consolidated Balance Sheets

	May 31,	May 31,
	2015	2014
Assets
Current Assets
Cash	$6,295	$(32)
Inventory	7,782	-
Prepaid expenses	—	8,000
Total Current Assets	14,077	7,968
	$14,077	$7,968
Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable	$103	$-
Due to related parties	90,000	73,960
Notes payable-Current	26,980	26,980
Total Current Liabilities	117,083	100,939
Long-term debt, net (Note 6)	23,481	23,481
Total liabilities	140,564	124,420
Shareholders’ deficit (Notes 10-12)
Common stock, $.0001 par value; 2,850,000,000 shares authorized,
25,948,960 and 25,648,960 for 2015 and 2014 respectively	3,595	2,565
Additional paid-in capital	751,619	736,649
Deficit accumulated during the exploration stage	(881,701)	(855,666)
Total shareholder’s equity	(126,487)	(116,452)
	$14,077	$7,968

EARTH DRAGON RESOURCES, INC.

Consolidated Statements of Operations

Year Ended
May 31,
	2015	2014
Revenues:
Sales	$40,533	$—
Cost of Sales
Purchases	6,832	—
Gross profit	33,701	—
Operating expenses:
Other general and administrative expenses	45,963	—
Loss from Continuing Operations	(12,262)	—
Discontinued Operations	(13,773)	(24,123)
Net (loss)	$(26,035)	$(24,123)
Basic and diluted loss per share	$(0.00)	$(0.00)
Basic and diluted weighted average
common shares outstanding	25,948,960	25,648,960

EARTH DRAGON RESOURCES, INC.

Consolidated Statement of Changes Shareholders' Deficit

Common Stock

Deficit Accumulated

Additional During the Total

Par Value $0.0001 Paid-In Exploration Stockholders'

Shares Amount Capital Stage Deficit

Common stock issued on January 31, 2008 at $0.0263 per share Net loss from inception through May 31, 2008	760,000 $ —	76 —	$ 19,924 —	$ — $ 20,000 (14,392) (14,392)
Balance at May 31, 2008	760,000	76	19,924	(14,392) 5,608
Common stock issued on January 31, 2009 at $0.06579 per share	148,960	15	97,985	— 98,000
Net loss for the year	—	—	—	(84,167) (84,167)
Balance at May 31, 2009	908,960	91	117,909	(98,559) 19,441
Net loss for the year	—	—	—	(23,969) (23,969)
Balance at May 31, 2010	908,960	91	117,909	(122,528) (4,528)
Forgiveness of debt on September 21, 2010			9,775	9,775
Stock cancellation on shares issued to former CEO on September 21, 2010	(400,000)	(40)	40
Net loss for the year				(429,013) (429,013)
Balance at May 31, 2011	508,960	51	127,724	(551,541) (423,766)
Unaudited: Intrinsic value of beneficial conversaion feature granted to holder of
$280,000 promissiory note on June 1, 2011 (limited to note amount)			280,000		280,000
Forgiveness of debt on November 30, 2011			66,439		66,439
Common stock issued on April 27, 2012 at $0.256 per share	820,000	82	204,918		205,000
Common stock issued for Project X acquisition on May 2, 2012	8,500,000	850	(850)		—
Common stock issued on May 2, 2012 at $0.25 per share	70,000	7	12,493		12,500
Net loss for the year	—	—	—	(194,718)	(194,718)
Balance at May 31, 2012 (unaudited)	9,898,960	$ 990	$ 690,724	$ (746,259)	(54,545)

Debt to stock conversion on July 20, 2012 at $0.01 per share	1,700,000	170	(170)		—
Common stock issued on October 30, 2012 at $0.23 per share	200,000	20	44,980		45,000
Net loss for the year				(85,283)	(85,283)
Balance at May 31, 2013	11,798,960	1,180	735,534	(831,542)	(94,828)

Acquisitioin of Plasmagenix on April 10, 2014	13,800,000	1,380	(1,380)		—
Common stock issued on April 30, 2014 at $0.05 per share	50,000	5	2,495		2,500
Net loss for the year				(24,124)	(24,124)
Balance at May 31, 2014	25,648,960	2,565	- 736,649	- (855,666)	- (116,452)

Common stock issued on March 10, 2015 at $0.05 per share 300,000 30 14,970 15,000 Common stock issued by subsidiary 1,000

Net loss for the year (26,035) (26,035)

Balance at May 31, 2015 25,948,960 2,595 $ 751,619 $ (881,701) $ (126,487)

See accompanying notes to financial statements

EARTH DRAGON RESOURCES, INC.

Consolidated Statements of Cash Flows

 Year Ended May 31

October 23, 2007 (Inception) to May 31

2015 2014 2015

Cash flows from operating activities: .

Net loss $ (26,035) $ (24,123) $ (881,701)

Adjustments to reconcile net loss to net cash used in operating activities:

Accretion of debt discount-Discontinued Operations — — 23,481 Impairment of mining property acquisition costs-Discontinued — — 6,500 Impairment of investment in Tanzania Joint Venture-Discontinu — — 125,000 Changes in operating assets and liabilities: —

Increase in inventories (7,782) — (7,782)

Prepaid expenses-Discontinued operations 8,000 (8,000) — Indebtedness to related party-Discontinued Opera — — 26,980

Net cash provided by (used in)

operating activities (25,817) (32,123) (707,522)

Cash flows from investing activities:

Investment in Tanzania Joint Venture-Discontinued Operations — — (6,500) Decrease in deposits-Discontinued Operations — — (125,000)

Net cash provided by

investing activities — — (131,500)

Cash flows from financing activities:

Proceeds from sale of common stock-Discontinued Operations 16,000 2,500 755,214 Due to related party-Discontinued Operations 16,041 29,613 90,000 Proceeds (reduction in) from short term debt-Discontinued Ope — — 305,225

Repayment of notes payable-Discontinued Operations — — (305,225) Net cash provided by

financing activities	32,041	32,113	845,214
Net change in cash	6,224	(10)	6,192
Cash, beginning of period	(32)	(22)	—
Cash, end of period	$ 6,192	$ (32)	$ 6,192

EARTH DRAGON RESOURCES, INC.

Consolidated Statements of Cash Flows

Supplemental disclosure of cash flow information:
Cash paid during year for:
Interest	$—	$1,380	$9,858
Common stock issued in exhange for debt
Extinguishment (Note 10)	$—	$35,056	$35,056
(ISL in exchange for ISL's payment of company
liabilities (accounts payable and accrued liabilities)	—	—	26,980
Issuance of Promissory Note to Irish Son Limited
(ISL) in exchange for ISL's payment of company
liabilities (Accounts payable and accrued liabilities)	$—	$26,980	$26,980
Increase in due to related party (Yuan Kum Deng,
Chief Executive Officer of the Company from
inception through September 21, 2010 as a result
of Mr. Deng's payment of Company liabilities	$—	$2,566	$2,566
Forgiveness of due to related party by Yuan Jun Deng
Chief Executive Officer of the Company from	$—	$9,775	$9,775
inception to September 21, 2010

EARTH DRAGON RESOURCES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM May 31, 2014 TO May 31, 2015

 1.  Nature of Operations

Earth Dragon Resources, Inc. (the “Company”) was incorporated in the State of Nevada on October 23, 2007. The Company is a Development Stage Company. From inception to February 10, 2012, the Company focused on mining activities with mineral rights in the State of Nevada and joint venture agreements in Ghana, Tanzania and Quebec.

On February 14, 2012, the Company divested from all of its mining assets and acquired Project X, Inc., a Nevada corporation formed on June 1, 2012, through a Share Exchange Agreement with the Shareholders of Project X, Inc., thereby becoming a wholly-owned subsidiary. On July 20, 2011, the Company entered into a Joint Venture Agreement with Deep Marine Salvage, Inc. (“DMS”) to recover valuable cargo from an initial scope of World War I shipwrecks. On March 6, 2013, the Joint Venture Agreement was dissolved with the Company. In exchange for the Company’s agreement to cancel the DMS JV, the Company received a two percent (2%) interest in all cargo recoveries from the three (3) World War I shipwrecks that were the subject of the Joint Venture Agreement – up to a maximum of $5,000,000. On April 3, 2013, the Company acquired the research for the recovery of valuable cargo from four (4) World War II shipwrecks.

On February 12, 2014, the Company divested from all marine salvage assets, except for the two percent (2%) interest in the DMS recovery, and acquired PlasmaGenix, Inc., a privately-held California corporation and leader in the regenerative medicine industry, with the shareholders of PlasmaGenix, Inc., thereby becoming a wholly-owned subsidiary.

Going Concern

The financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. At May 31, 2015, the Company had cash of $6,192 and negative working capital of $103,006. For the nine months ended May 31, 2015 and 2014, the Company had net losses of $26,035 and $24,123, respectively. The Company has incurred losses totaling $881,701 for the period from October 23, 2007 (inception) to May 31, 2015.These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to raise additional capital and achieve profitable operations through future business ventures. However, there is no assurance that the Company will accomplish these objectives. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Due to Related Parties

Due to related parties consists of:

	May 31, 2015	May 31, 2014

Compensation and expenses due offers of the Company	$90,000	$73,960
Totals	$90,000	$73,960

3. Notes Payable

Notes payable consist of:

	May 31, 2015	May 31, 2014

Promissory note dated February 28, 2011(replaced June 1, 2011 with a Convertible Promissory Note) issued to MED Ventures Ltd. for cash advances on January 24, 2011 and February 22, 2011, interest at 12%, originally due February 27, 2012 (amended June 1, 2011 to extend maturity date to December 31, 2013), unsecured (commencing June 1, 2011, convertible into shares of common stock at a pre-split and post-split price of $0.001 per share), less unaccreted debt discount of $256,519 and $0 respectively.	$26,980	$26,980

Totals	26,980	26,980

On March 8, 2011, we repaid $35,000 of the $315,000 promissory note payable to MED Ventures Ltd. through a $35,000 payment to Hansen Drilling Ltd. at the instruction of MED Ventures Ltd.

On June 1, 2011, the Company executed a new Convertible Promissory Note to Med Ventures Ltd. which replaced the original Promissory Note dated February 28, 2011.   The new Convertible Promissory Note provides the holder the right at any time to convert any part of the Note into shares of the Company’s common stock at a pre-split and post-split conversion rate of $0.001 per share (provided that such holder’s conversion does not result in the holder’s percentage ownership to exceed 4.9% of the total number of common shares outstanding).  The new Convertible Promissory Note also provides that no re-capitalization, forward split or reverse split of the Company’s common stock to take effect after June 1, 2011 shall have a dilutive effect on the number of shares that are to be issued as a result of such conversion.  Accordingly, the $0.001 per share conversion rate was not adjusted as a result of the December 12, 2011 1 for 500 reverse stock split.  At the $0.001 conversion price, the $280,000 note balance is convertible into 280,000,000 shares of our common stock.  Using the $0.041 pre-split June 1, 2011 closing trading price of our common stock, the $280,000 note balance would have been convertible into 6,829,268 shares of our common stock.  Accordingly, the intrinsic value of the beneficial conversion feature is $11,200,000 (273,170,732 incremental shares multiplied by the $0.041 pre-split June 1, 2011 closing trading price), To account for this, the Company recognized a $280,000 debt discount on June 1, 2011 (the discount is limited to the amount of the proceeds allocated to the convertible instrument) and is accreting the discount as interest expense over the 31 month term of the Convertible Promissory Note.

4. Common Stock

Effective December 14, 2010, the Company effected a 38 for 1 forward stock split, increasing the issued and outstanding shares of common stock from 11,960,000 shares to 454,480,000 shares. All shares and per share amounts have been adjusted to retroactively reflect this stock split.

On January 31, 2008, the Company issued 380,000,000 shares of common stock to its former chief executive officer for total cash proceeds of $20,000.

On January 31, 2009, the Company closed on the sale of a total of 74,480,000 shares of common stock in its public offering at a price of $0.0013158 per share for total cash proceeds of $98,000.

On January 21, 2011, the Company cancelled 200,000,000 shares of common stock which had been issued on January 31, 2008 to Yuan Kun Deng, the chief executive officer of the Company from October 23, 2007 (inception) to September 21, 2010, pursuant to the request of Mr. Deng.

On December 3, 2014, the Board of Directors and a majority of the shareholders of the Company approved an Amendment to the Articles of Incorporation to reduce the authorized capital stock from 2,850,000,000 common shares to 200,000,000. This Amendment to the Articles of Incorporation did not change the issued and outstanding; and the par value remained at $0.0001.

At February 28, 2015, there were no outstanding stock options or warrants.